UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CALVERT MANAGEMENT SERIES
(Exact Name of Registrant as Specified in this Charter)

Massachusetts	see next page
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1825 Connecticut Avenue NW, Suite 400
Washington, DC	20009
(Address)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 002-69565

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Shares of Beneficial Interest, No Par Value	The NASDAQ Stock Market LLC

Securities to be registered pursuant to the 12(g) Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the separate series (“Fund”) of Calvert Management Series (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 96 to the Trust’s Registration Statement under the Securities Act of 1933 (Commission File No. 002-69565) and Amendment No. 96 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File No. 811-03101) filed on December 6, 2017, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Fund Name	Tax ID Number
Calvert Ultra-Short Duration Income NextShares	82-2502338

Item 2: Exhibits

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized this 5th day of January, 2018.

Calvert Management Series

    By: /s/ Maureen A. Gemma

Name: Maureen A. Gemma

Title: Secretary